EXHIBIT 99.1

SLIDE 1:

inTEST
13TH ANNUAL NEEDHAM GROWTH CONFERENCE

ROBERT E. MATTHIESSEN
PRESIDENT AND CEO
HUGH T. REGAN, JR.
CFO
JANUARY 13, 2011

SLIDE 2:

SAFE HARBOR STATEMENT

This presentation contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based upon management's current expectations, and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by these forward-looking statements.

SLIDE 3:

inTEST - PROFITABLE NICHE POSITION

Designs, develops, manufactures & sells mission critical test equipment to semiconductor & OEM manufacturers for use in high stress environments	Symbol Stock Price (1/10/11) Trading Range (52 wk) Trailing PE Market Cap Shares Out Revenue (ttm) EPS (ttm) Headcount Founded IPO	INTT $2.85 $1.30 - $4.65 4.2 $29.5M 10M $42.5M $0.60 109 1981 1997
Customer yield improvement drives revenue growth
IP portfolio supports strong margins
Generating Profits & Cash No Debt
Positioned for Growth

SLIDE 4

COMPANY HIGHLIGHTS

  History of success with blue chip customers
  Increasing diversification into non-traditional markets: Automotive, Medical, Military/ Aerospace, Industrial and Telecommunications
  Lean operating structure / cost base provides high leverage
  Defensible intellectual property base provides competitive advantage and is a barrier to entry
  Healthy balance sheet to support growth

SLIDE 5

WHY TEST IS CRITICAL

  Defect Inspection
  Lower Manufacturing Costs; Improved Customer Yields
  Increased Customer Profit

SLIDE 6

PATENTS SUPPORT STRONG MARGINS

  43 active U.S. patents
  3 new patents awarded in 2010
  16 U.S. patents pending
  Hold corresponding foreign patents
  Underscores strength of inTEST's technology
  Competitive advantage with defensible IP base
  Provides customers extra measure of confidence

SLIDE 7

INNOVATION - M & A & ORGANIC GROWTH

Investments in technology and successful acquisitions lead to new markets, revenue and margin expansion

1981	-	inTEST Founded
1997	-	INTT IPO
1998	-	Test Design Electrical Products
2000	-	Temptronic Thermal Products
2002	-	Intelogic Tech Mechanical Products
2008	-	Diamond Integration Service, and
2008	-	Sigma Systems Thermal Products

SLIDE 8

GROWTH OPPORTUNITIES

  Sigma Systems - Increased traction / market share in Asia and Europe
  Facilities relocation - Lower OpEx will save app. $0.05 EPS (annual)
  License certain Intellectual Property
  Organic growth of existing businesses
  Acquisition of additional technology / businesses
    Compatible Expertise / Mission Critical
    Increase Market Share
    Drive Margins
    Leveling of Business Curve - Mitigate Cycle Vagaries
    Accretive

SLIDE 9

NON-SEMI: M & A, TRENDS DRIVE DIVERSIFICATION

  Acquisition of Sigma Systems further diversified Thermal Division into non-semiconductor markets
  Major non-semiconductor customers now in Automotive, Medical, Military/Aerospace, Industrial and Telecommunications
  Benefiting from manufacturers' requirements to verify operation of products at set temperatures
  Production solutions often require customization in order to maximize manufacturing efficiencies
  Electronic Sensors now proliferate many industries and applications. Their small size is suited for testing by inTEST's ThermoStreams and Thermal Platforms
  inTEST leads the domestic microwave thermal testing market, with a significant opportunity for Thermal Platforms in Asia and Europe

SLIDE 10

inTEST SERVED MARKETS

Number 1 or 2 in Each Target Segment 15% - 50% Market Share*

  Semiconductor manufacturers - End Users
    Production Floor / Test Facilities / Laboratories
  ATE equipment suppliers - OEM
  Penetrating new markets: Automotive, Aerospace, Medical and Telecommunications

* These estimates represent management's best estimate of inTEST's market share based upon management's knowledge of the industry, given that no reliable information of market size exists.

SLIDE 11

SEMICONDUCTOR MARKET

  2010 - Semiconductor market rebounded from global economic downturn.
  2010 - INTT three strong profitable quarters. Most companies saw a brief pause in December quarter to digest channel inventory levels.
  Consensus view - Overall improving economy. New applications (smart-phones, cloud computing and mobile applications) will drive higher demand levels in 2011.
  Diversification - inTEST expects to benefit from incremental demand in non-traditional semiconductor segments, including automotive and military sectors.

SLIDE 12

inTEST MARKET SEGMENTS

	% of Revenue
	2009	2010E
Mechanical	42%	46%
Electrical	10%	18%
Thermal	48%	36%

SLIDE 13

MECHANICAL PRODUCTS SEGMENT

Manipulator - 15% estimated market share*
Docking Hardware - 50% estimated market share*

* These estimates represent management's best estimate of inTEST's market share based upon management's knowledge of the industry, given that no reliable information of market size exists.

SLIDE 14

ELECTRICAL PRODUCTS SEGMENT

35% estimated market share*

* These estimates represent management's best estimate of inTEST's market share based upon management's knowledge of the industry, given that no reliable information of market size exists.

SLIDE 15

THERMAL PRODUCTS SEGMENT

Semiconductor Test Market
ThermoStreams & ThermoChucks
40% estimated market share*

* These estimates represent management's best estimate of inTEST's market share based upon management's knowledge of the industry, given that no reliable information of market size exists.

SLIDE 16

THERMAL PRODUCTS SEGMENT

Electronic Test Market - $170 million*
Chambers, Thermal Platforms, Mobile Temp
6% estimated market share*

* Estimated 2008 market based on Frost & Sullivan's Environmental Test Market Report.

SLIDE 17

TYPICAL IC TESTING SYSTEM

Picture of: [picture omitted]

Positioner (Manipulator)
Test Head
Docking Hardware (Test Head)
Interface Board
Test Socket (Handler)
Prober Interface
Docking Hardware (Handler)
Test Site
Handler/Prober

SLIDE 18

CUSTOMER BASE

Top 10 Customers contribute 50% of Total Sales

Teradyne	Freescale/Motorola
Texas Instruments	JDS
Cypress Semi	Hakuto
ASE	ST Micro
Analog Devices	Rosemount

SLIDE 19

END USER CUSTOMER BASE

Texas Instruments
Intersil
NXP
Sony
Analog Devices
ST
Delphi
Finisar
Intel
National Semiconductor
STATSChipPAC
IBM
Cypress
Xilinx
Freescale Semiconductor
LSI
NEC
Philips

SLIDE 20

OEM CUSTOMER BASE

LTX Corporation
Teradyne
Verigy
Tokyo Electron
Accretech
Credence
Agilent Technologies
Cascade Microtech
COHU, Inc.

SLIDE 21

FINANCIAL OVERVIEW

SLIDE 22

OPERATING MODEL

	2004	2005	2006	2007	2008	2009	YTD 2010
Gross Margin	41%	37%	42%	39%	36%	33%	48%
SG&A	28%	31%	27%	34%	41%	42%	25%
Eng & Prod Dev	9%	12%	10%	11%	13%	10%	6%
Operating Margin	2%	-	6%	-	-	-	17%

SLIDE 23

Q3 2010 RESULTS

  Net revenues of $11.3 million
  $15.3 million in 2Q10 and $6.0 million in 3Q09
  Net income of $1.7 million, or $0.17 per share
  2Q10 net income of $3.2 million or $0.31 per share
  3Q09 net loss of $(278,000), or $(0.03) per share
  Bookings of $9.8 million
  $12.2 million in 2Q10 and $7.9 million in 3Q09
  Cash & cash equivalents increased to $6.2 million at 9/30/10
  $3.1 million at 6/30/10
  1st nine months 2010: Revenue of $36.1 million and net income of $0.59 per share
  Revenue of $15.1 million and net loss of $(0.50) in 1st nine months of 2009
  Materially higher results for 2010 1st nine months compared with year ago period, despite recent sequential decline in bookings and revenue

SLIDE 24

STRONG GROSS MARGIN

Gross Margin Drivers
Improved Competitive Landscape	Consolidate Manufacturing
Product Mix	Manufacturing Outsourcing
New Products	Operational Efficiencies
Q1 2010	47.6%
Q2 2010	48.3%
Q3 2010	48.2%
Q4E 2010	43% to 47%

SLIDE 25

FURTHER STRENGTHENED BALANCE SHEET

	9/30/10
Cash & Cash Equivalents	$ 6.2	M
Working Capital	$12.3
Total Assets	$21.5

Long-Term Debt*	$ 1.5
Shareholder Equity	$14.8

Expect cash and cash equivalents to further increase by approximately $3.0 million in 4Q10 before the impact of principal payments on the $1.5 million in notes payable related to the Sigma Systems acquisition in 2008.

* Notes fully retired December 1, 2010

SLIDE 26

REVISED 4Q10 GUIDANCE (JANUARY 10, 2011)

  Net revenue now expected to be app. $10 million
    Revision from net revenue guidance in the range of $8.8 million to $9.5 million (November 3, 2010)
  Bookings now expected to be app. $11.5 million, which exceeds Q310 bookings of $9.4 million.
  Pre-tax income now expected to be in the range of $0.08 to $0.10 per diluted share
  Pre-tax income guidance is based upon current expectations and may be subject to change due to audit adjustment

SLIDE 27

inTEST - ENTERPRISE VALUATION

Symbol	Stock Price	Market Cap	F.P.E.	2011 EPS*	E.V.
INTT	$2.45	25.6M	3.25	$0.76	21M
AEHR	$1.25	10.5M	-	-	6M
ATRM	$2.20	23.5M	-	-	17M
COHU	$16.92	404.1M	12.2	$1.39	290M
CSCD	$4.10	59.3M	22.8	$0.18	40M
FORM	$8.95	452M	-	($1.16)	74M
KLIC	$7.26	513M	5.9	$1.24	446M
LTXC	$7.47	369M	6.2	$1.21	266M
RTEC	$8.51	267M	8.7	$0.98	179M
VRGY	$13.07	785M	13.5	$0.97	489M
ACLS	$3.48	365M	14.5	$0.24	319M
FSII	$4.38	169M	7.6	$0.58	151M
MTSN	$3.09	153M	13.4	$0.23	112M

As of 12/30/2010

* First Call Consensus Estimates

SLIDE 28

POSITIONED FOR GROWTH

  Generating Profits & Cash / No Debt
  Test Solutions Driving Higher Profits
  Strong Intellectual Property Portfolio
  Thermal Technology Diversification
  Broad Customer Base
  Lean Operating Structure
  Operational Efficiencies Driving Higher Gross Margin
  Consolidation in ATE (fewer companies to invest in)